Current Report on Form 8-K

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                 -------------------------------

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 6, 1998

                       INAMED CORPORATION
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     (Exact name of registrant as specified in its charter)


     FLORIDA                      1-9741              59-0920629
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(State or other jurisdiction      (Commission       (IRS Employer
     of incorporation)             File Number)  Identification No.)


              3800 Howard Hughes Parkway, Suite 900
                    Las Vegas, Nevada  89109
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               Address of principal executive offices


Registrant's telephone number, including area code:  702/791-3388


                               N/A
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(Former name or former address, if changed since last report.)


Item 5.        OTHER EVENTS.

     On April 6, 1998, INAMED Corporation (the "Issuer") issued a news release announcing that it had reached a class settlement of breast implant litigation.

     Concurrently with the class settlement agreement, the Issuer entered into a letter agreement with Appaloosa Management L.P. concerning their consent to certain subordination provisions in the Convertible Subordinated Note which is an exhibit to the class settlement agreement, and the Issuer's agreement to make the holders of the Issuer's 11% senior secured notes the Issuer's designee for the right to call the $3 million of common stock to be issued in connection with the class settlement agreement.

     On April 16, 1998, the Issuer issued a news release announcing that it had reached a provisional agreement with 3M Corporation resolving certain indemnity claims by 3M. This agreement requires the Issuer to pay $3 million to 3M and to assume certain limited indemnification obligations in the future. No payment to 3M will become due sooner than April 30, 1999 or 90 days after the Court's final order with respect to the class settlement becomes non-appealable, whichever is later.

     The cost of this agreement with 3M is already incorporated in the anticipated $35 million or greater charge against the Issuer's 1997 results of operations, which was announced on April
6, 1998.

     For additional information concerning the settlements, reference is made to the settlement documents and news releases, which are attached hereto as exhibits.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (c)  EXHIBITS

          10.26   Class Settlement Agreement dated April 2, 1998

          10.27 Letter agreement with Appaloosa Management L.P. dated April 2, 1998

          99.1    News Release of INAMED Corporation dated April 6, 1998.

          99.2    News Release of INAMED Corporation dated April 16, 1998.



                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INAMED CORPORATION


Dated:  April 16, 1998             By:  /s/ Richard G. Babbitt
                                       _______________________________
                                   Name:  Richard G. Babbitt
                                   Title:  Chairman and Chief
                                           Executive Officer




                          EXHIBIT INDEX


     10.26     Class Settlement Agreement dated April 2, 1998

     10.27     Letter agreement with Appaloosa Management L.P. dated
                        April 2, 1998

     99.1      News Release of INAMED Corporation dated April 6, 1998.

     99.2      News Release of INAMED Corporation dated April 16, 1998.




                                                       Exhibit 10.26

               IN THE UNITED STATES DISTRICT COURT
              FOR THE NORTHERN DISTRICT OF ALABAMA
                        SOUTHERN DIVISION
________________________________
                                 )     Master File No.
                                 )     CV 92-P-10000-S
In re:                           )
                                 )
SILICONE GEL BREAST IMPLANT      )
PRODUCTS LIABILITY LITIGATION    )     This document relates to all
(MDL-926)                        )     cases
                                 )
________________________________ )
                                 )
                                 )     CASE NO. CV 97-P-11441-S
SANDY ALTRICHTER, JANELL CRUMLEY )
BLACK, DARLENE DAVIS, LOIS       )
HAMILTON, ROSE MARIE HODGES, and )
GLORIA JONES, on Behalf of       )
Themselves and All Others        )
Similarly Situated,              )
                                 )
          Plaintiffs,            )
                                 )
v.                               )
                                 )
INAMED CORPORATION, McGHAN       )
MEDICAL CORPORATION, CUI         )
CORPORATION, and DONALD K.       )
McGHAN,                          )
                                 )
          Defendants.            )

________________________________


                       SETTLEMENT AGREEMENT

     Representative Plaintiffs, through their undersigned counsel, and INAMED Corporation (collectively, "the Parties") hereby enter into this Settlement Agreement (the "Agreement") providing for settlement of the claims described below, under the terms and conditions set forth below, subject to the approval of the Court.

     WHEREAS, claims have been filed against INAMED and other defendants regarding Breast Implants, many of which claims have been transferred to the Court in the above-styled case (the
"Court") for all pretrial purposes;

     WHEREAS, the Court appointed a national Plaintiffs' Steering Committee ("PSC") and the undersigned counsel were selected from the PSC to conduct settlement negotiations with INAMED with the advice and counsel of the PSC and other interested counsel;

     WHEREAS, the Class Action Complaint filed in Altrichter, et al. v. INAMED Corporation, et al. (the "Complaint") alleges claims for compensatory and punitive damages and equitable relief against INAMED and related parties for alleged Breast Implant Related injuries;

     WHEREAS, INAMED and the other persons named as defendants in the Complaint and/or other similar actions have denied and continue to deny Plaintiffs' claims, have denied any wrongdoing or liability to Plaintiffs of any kind, and have raised many affirmative defenses;

     WHEREAS, the Parties have investigated the facts and law relating to the matters set forth in the Complaint and other similar actions and have conducted extensive pretrial discovery on the claims and defenses asserted in this matter;

     WHEREAS, the Parties have investigated INAMED Corporation's financial resources and ability to defend against or satisfy
Breast Implant Related claims;

     WHEREAS, the Parties have engaged in extensive, arm's-length negotiations regarding the settlement of claims against INAMED;

     WHEREAS, based upon analysis of the facts and the law applicable to Breast Implant Related claims, taking into account the burdens and expense of litigation, including the risks and uncertainties associated with protracted trials and appeals and with INAMED Corporation's ability to defend and satisfy Breast Implant Related claims, as well as the fair, cost-effective, and assured method of resolving claims of the Settlement Class provided in this Agreement, Settlement Class Counsel have concluded that this Agreement provides substantial benefits to the Settlement Class and is fair, reasonable, and in the best interests of the Settlement Class;

     WHEREAS, the Settlement Class Counsel have also concluded that defense costs and damages in cases brought by individual Settlement Class Members could substantially impair or impede the ability of other Settlement Class Members to protect their interests in claims for damages and thus lead to a small number of Settlement Class Members obtaining full recovery of damages to the detriment of other Settlement Class Members;

     WHEREAS, INAMED has concluded that entering this Agreement is desirable to avoid the time, risk, and expense of defending multiple and protracted litigation, and to resolve finally and completely the pending and potential claims of Settlement Class
Members;

     WHEREAS, INAMED has insisted, as a condition of settlement, on the dismissal of all claims against the Released Parties;

     WHEREAS, INAMED intends by this Agreement to resolve all Breast Implant Related claims of all Settlement Class Members against INAMED and the Released Parties under the terms of this Agreement;

     NOW, THEREFORE, the Parties stipulate and agree that all Settled Claims of the Settlement Class shall be finally settled and resolved on the terms and conditions set forth below, subject to Court approval of this Agreement as a good faith, fair, reasonable, and adequate settlement under Fed. R. Civ. P. 23(e).

                          I.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below. Terms used in the singular shall be deemed to include the plural and vice versa.

     "Breast Implant" shall mean any breast implant device containing or consisting of saline, silicone, silicone gel and/or an elastomer made of silicone, including devices designed for temporary implantation in the breast (i.e., tissue expanders).

     "Breast Implant Recipients" shall mean persons in whose bodies one or more Breast Implants have been or are now implanted in an operation that occurred before June 1, 1993, whether or not any such Breast Implant has been or may in the future be removed.

     "Breast Implant Related" shall mean arising out of, based upon, relating to, or involving Breast Implants.

     "Claim for Contribution and/or Indemnification" shall mean any claim asserted in any court or tribunal (or any judgment entered on such a claim) by any Non-INAMED Defendant or other third party alleging that INAMED or any Released Party is or may be liable to said Non-INAMED Defendant or other third party for all or part of a claim for damages or other relief asserted against said Non-INAMED Defendant or other third party by, on behalf of, in connection with, or with respect to any Settlement Class Member for any Breast Implant Related claim, including but not limited to claims for personal injury or death, damages of any kind, payment of medical expenses and/or lost income, medical monitoring, or other injunctive or equitable relief. "Claims for Contribution and/or Indemnification" include, without limiting the generality of the foregoing, any liability, loss, cost, expense, fee or damage (including claims for attorney's fees and expenses). For purposes of this Agreement, "Claims for Contribution and/or Indemnification" do not include "3M Indemnity Claims" as defined below.

     "Common Stock" shall mean common stock of INAMED, valued using the average closing bid price of such stock (as quoted on NASDAQ or the principal exchange on which such stock is traded) for the twenty trading day period (x) commencing five trading days after the date of Preliminary Approval (in the case of Section IV(B)(2)), (y) ending five trading days before the maturity date of the Subordinated Note (in the case of Section IV(B)(6)); provided, however, if such stock is not then quoted on NASDAQ or any other stock exchange, such stock shall be assumed to have a value of $5 per share.

     "Complaint" shall mean the Class Action Complaint filed in Altrichter, et al. v. INAMED Corporation, et al., as an action included in In re Breast Implant Products Liability Litigation,
MDL Docket No. 926, including any amendments thereto.

     "Court" shall mean the United States District Court for the Northern District of Alabama and the Honorable Sam C. Pointer, Jr. or his successor.

     "Final" shall mean that no timely appeals have been taken or that all appeals from the Final Order and Judgment approving this Agreement (including any petitions for rehearing, rehearing en banc or review by the United States Supreme Court) have been resolved favorably to the judgment.

     "Final Order and Judgment" shall mean the Order to be entered by the Court, approving the Agreement as fair, adequate, and reasonable under Fed. R. Civ. P. 23(e), confirming the Settlement Class Certification under Fed. R. Civ. P. 23(a) and 23(b)(1)(B), barring Claims for Contribution and/or Indemnification, and making such other findings and determinations as the Court deems necessary and appropriate to effectuate the terms of this Agreement.

     "Formal Fairness Hearing" shall mean the hearing conducted by the Court to determine the fairness, adequacy, and reasonableness of this Agreement under Fed. R. Civ. P. 23(e). The date of the Formal Fairness Hearing shall be set by the Court and communicated to the Settlement Class in a Court-approved INAMED Breast Implant Litigation Settlement Notice ("Notice").

     "INAMED" shall mean INAMED Corporation, its divisions, subsidiaries and affiliates (including but not limited to McGhan Medical Corporation, a California corporation ("MMC"), CUI Corporation ("CUI") and the other affiliated entities listed in Exhibit A), and their predecessors, successors and assigns; provided that Minnesota Mining and Manufacturing Company ("3M") and McGhan Medical Corporation, a Delaware corporation, also known as McGhan Medical/3M ("MMC/3M"), insofar as they may be considered predecessors of MMC, are expressly excluded from the definition of "INAMED" herein. "INAMED" shall also mean INAMED's current and former officers, directors, employees, agents and attorneys, acting in their capacities as such and/or in connection with INAMED or INAMED Breast Implants.

     "INAMED Breast Implant" shall mean a Breast Implant manufactured, distributed, designed, fabricated, produced, sold, or otherwise placed into the stream of commerce by INAMED, including but not limited to the products listed in Exhibit B.
For purposes of this Agreement, and solely for purposes of ensuring that the releases extended to INAMED and Released Parties under this Agreement encompass successor liability or other claims against INAMED or Released Parties based upon implants manufactured by 3M or MMC/3M, "INAMED Breast Implant" shall also include Breast Implants manufactured by 3M or MMC/3M whose recipients have asserted or may assert claims or have obtained judgments against INAMED on account of such Breast Implants.

     "INAMED Breast Implant Recipient" shall mean a Breast Implant Recipient who has been implanted with one or more INAMED Breast Implants. INAMED Breast Implant Recipient shall also mean, as applicable, persons who assert rights derivatively to an INAMED Breast Implant Recipient.

     "INAMED Settlement Fund" shall mean the fund described in
Section IV of this Agreement.
     "Non-INAMED Defendant" shall mean any person or entity, other than INAMED or a Released Party, named as a defendant in any past, pending or future action or litigation alleging injury or damage as a result of the implantation of any Breast Implant.

     "Plaintiffs" shall mean the individuals named as plaintiffs in actions asserting Breast Implant Related claims against INAMED and/or a Released Party.

     "Preliminary Approval" shall mean the Court's conditional certification of the Settlement Class and preliminary approval of this Agreement under Fed. R. Civ. P. 23(a), 23(b)(1)(B), 23(c)(1), and 23(e).

     "Preliminary Approval Hearing" shall mean the hearing, if any, required by the Court in connection with a determination of Preliminary Approval.

     "Released Party/Parties" shall mean and shall be limited to those persons and entities listed on Exhibit D to this Agreement.

     "Representative Plaintiffs" shall mean Sandy Altrichter, Janell Crumley Black, Darlene Davis, Lois Hamilton, Rose Marie Hodges, and Gloria Jones, and/or such additional or other persons as may be so designated and appointed by the Court, in their capacities as representatives of the Settlement Class.

     "Revised Settlement Program" shall mean the revised settlement program approved in Lindsey, et al. v. Dow Corning
Corporation, et al., Case No. CV94-P-11558-S, Pretrial Order No.
27.

     "Settled Claims" shall mean any and all Breast Implant Related claims, including assigned claims (e.g., subrogation claims of workers' compensation insurers, employers, and/or health care insurers or providers), whether known or unknown, asserted or unasserted, regardless of the legal theory, that are or may be asserted now or in the future by any and/or all Settlement Class Members against any or all of INAMED and the Released Parties. "Settled Claims" include, without limitation: (1) any and all claims of personal injury and/or bodily injury, damage, death, emotional or mental harm; (2) any and all claims for alleged economic or other injury or loss or for statutory damages under any state statute; (3) any and all claims for medical monitoring and claims for injunctive or declaratory relief based on, arising out of, or relating to Breast Implants; (4) any and all claims for loss of support, services, consortium, companionship, and/or society by spouses, parents, children, other relatives or "significant others" of persons implanted with Breast Implants;
(5) any and all claims for conspiracy or concert of action; (6) any and all wrongful death or survival actions; and (7) any and all claims for punitive or exemplary damages based on or arising out of or related to Breast Implants.

     "Settlement Class" shall mean all persons and entities wherever located, who have or may in the future have any unsatisfied claim (whether filed or unfiled, pending or reduced to judgment, existing or contingent, and specifically including claims for alleged injuries and damages not yet known or manifest), including assigned claims (e.g., subrogation claims by workers, compensation insurers, employers, and/or health care insurers or providers), against any or all of INAMED and the Released Parties arising out of, based upon, related to, or involving INAMED Breast Implants that were implanted in an operation that occurred before June 1, 1993, including (1) all persons who have been implanted with one or more INAMED Breast Implants before June 1, 1993 (whether or not any such Breast Implant has been or may be removed) and (2) all persons, including spouses, parents, children, relatives, "significant others" where warranted by law, representatives, and estates that, because of a personal relationship with any Breast Implant Recipient in whom an INAMED Breast Implant was implanted before June 1, 1993, have or may have Breast Implant Related claims. The Settlement Class specifically includes persons who have or may have claims with respect to injuries not yet manifested.

     "Settlement Class Counsel" shall mean, subject to their appointment by the Court, the undersigned counsel for the Representative Plaintiffs, together with any other counsel the Court may appoint to represent the interests of the proposed Settlement Class and to commence and complete the settlement approval process described in Section III of this Agreement.

     "Settlement Class Members" shall mean all persons included in the Settlement Class.

     "Subordinated Note" shall mean the subordinated note of INAMED Corporation in the form attached as Exhibit C hereto.

     "3M Indemnity Claims" shall mean any claims that have been or may be asserted under the Agreement dated August 3, 1984 between 3M and MMC concerning indemnity for product liability matters arising from the plastic surgery business acquired by MMC from 3M on that date.

                           II.  PURPOSE

     A. The Parties understand that numerous claims have arisen following the implantation of Breast Implants, including INAMED Breast Implants. Actions have been filed by Breast Implant Recipients in various federal and state courts throughout the United States and its territories and possessions, including in the Court, as well as in courts of foreign countries. Actions filed in various United States District Courts have been transferred to the Court under 28 U.S.C. 1407 and have been coordinated under the caption, In re Silicone Gel Breast Implant Products Liability Litigation, MDL Docket No. 926.

     B. INAMED is a party to the Revised Settlement Program, which obliges it to pay 20% of the benefits payable to eligible "post-8/84 McGhan" claimants under that program. However, INAMED has advised Settlement Class Counsel and the Court that in light of the continuing expense and exposure of litigation with thousands of INAMED Breast Implant recipients who have opted out of the Revised Settlement Program, the company is unable to raise funds sufficient to meet its projected obligations under the Revised Settlement Program and will have no choice but to default on those obligations when its payments for current disease claims (estimated in the range of $15 million) come due. Settlement Class Counsel believe that in the event of such a default and in light of INAMED's current financial condition, the replacement settlement structure embodied herein constitutes the best available alternative for recovery of claims against INAMED both by INAMED Breast Implant recipients who elected to participate in the Revised Settlement Program (and whose entitlement to payments from other defendants under that program remains unaffected by INAMED's default) and by INAMED Breast Implant Recipients who elected to opt out of the Revised Settlement Program.

     C. Breast Implant Recipients have asserted claims seeking hundreds of millions of dollars in damages against INAMED and other defendants. INAMED and the Released Parties deny all claims and all liability. As a compromise, and without admitting liability, INAMED has agreed to settle and resolve, under Fed. R. Civ. P. 23(b)(1)(B), all Breast Implant Related claims against INAMED and the Released Parties for the consideration set forth below.

     D. INAMED and the Released Parties maintain that their conduct at all times has been legal and proper. They deny any fault or liability whatsoever. This Agreement, the settlement, and any proceedings in connection with the settlement shall not be construed as an admission of liability nor shall they be construed by anyone for any purpose whatsoever as an admission or presumption of any wrongdoing by INAMED, the Released Parties, or any other person. This Agreement, the settlement, the terms of the settlement, and any papers or testimony related to the settlement shall not be offered or received in evidence or in any way referred to in any civil, criminal, or administrative action or proceeding, including proceedings before the United States Food and Drug Administration, other than such proceedings as may be necessary to consummate or enforce this Agreement and any rights hereunder, including any rights hereunder that may arise in the event of an INAMED bankruptcy.

                III.  REQUIRED EVENTS; COOPERATION

     A. As soon as reasonably possible following execution of this Agreement and satisfaction of the conditions precedent specified in paragraph C below, the Parties shall submit this Agreement to the Court for its Preliminary Approval and shall move the Court for an order that shall:

          1.   Appoint Representative Plaintiffs as the
     Representatives of the Settlement Class;

          2.   Appoint the undersigned counsel and any other
     Plaintiffs' counsel deemed reasonably necessary by the Court as Settlement Class Counsel;

          3. Preliminarily and conditionally certify the Settlement Class under Fed. R. Civ. P. 23(a), 23(b)(1)(B) and 23(e) and preliminarily approve this Agreement for purposes of issuing Notice;

          4. Determine or approve the form, contents, method of dissemination and schedule for dissemination of the formal
     Notice to be given to the potential members of the Settlement Class and the date of the Formal Fairness Hearing;

          5. Schedule appropriate objection and other settlement-related dates and deadlines for inclusion in the Notice;

          6. Temporarily enjoin all Settlement Class Members from initiating, asserting, or prosecuting any Breast Implant Related actions against INAMED or the Released Parties.

          7. Schedule the Formal Fairness Hearing to review comments regarding this Agreement, to consider its fairness, reasonableness, and adequacy under Fed. R. Civ. P. 23(e), and to enter its Final Order and Judgment approving this Agreement.

     B. The Parties shall cooperate, assist, and undertake all reasonable actions to accomplish the actions set forth in paragraph A above and in Subsection VI(A) of this Agreement, according to the schedule set forth in that subsection or by the Court, including without limitation, the expediting of any appeals.

     C. The following shall be conditions precedent to submittal of this Agreement for approval by the Court:

          1. The Court shall have issued an order declaring INAMED to be in final default under the Revised Settlement Program and releasing INAMED, pursuant to the default provisions of the Revised Settlement Program, from any obligations with respect to that Program;

          2. 3M and MMC shall have entered into an agreement conditionally releasing MMC's obligations under the 3M Indemnity in exchange for MMC's agreement, inter alia, to pay 3M $3 million after the Final Order and Judgment becomes Final, subject to the condition that within 60 days after Preliminary Approval (which deadline may be extended 30 days at MMC's request), conditional releases shall have been obtained of an agreed minimum number of claims against 3M by INAMED Breast Implant Recipients who opted out of the Revised Settlement Program (the "3M Condition").

          3. INAMED shall have delivered to Settlement Class Counsel an opinion of counsel, acceptable to Settlement Class Counsel, to the effect that this Agreement has been duly authorized and executed on behalf of INAMED and constitutes a legal, valid and binding obligation of INAMED.

             IV.  SETTLEMENT CLASS AND SETTLEMENT FUND

A.   Certification of Settlement Class

     1. Subject to the Court's approval, the Parties stipulate that the Settlement Class be certified, for settlement purposes only, under Fed. R. Civ. P. 23(a), 23(b)(1)(B), and 23(e), in Altrichter, et al. v. INAMED Corporation, et al. in MDL Docket No. 926, without prejudice to the Parties' ability to contest or oppose class certification in any other action or for any other purpose.

     2. The Parties agree that Settlement Class Counsel or their agents received or will receive from INAMED all information deemed reasonably necessary to an examination of INAMED's financial condition in connection with Preliminary Approval. The Parties further agree to cooperate in good faith on any additional discovery that may be necessary on these issues in connection with the Formal Fairness Hearing. All confidential information provided by INAMED shall remain confidential, for use only as the Court may require for purposes of certifying a class action under Fed. R. Civ. P. 23(a) and 23(b)(1)(B), or as otherwise required for consummating or enforcing this agreement or any rights hereunder, including any rights that may arise hereunder in the event of an INAMED bankruptcy. Any such confidential information filed with the Court shall be filed under seal to the extent permitted by the Court and shall be available for inspection only under such conditions as the Court may impose.

B.   Monetary Terms/Establishment Of INAMED Settlement Fund

     1. Subject to all of the conditions contained in this Agreement, INAMED Corporation or its designee(s) shall be obligated to take the following actions in consideration for this Agreement.

     2. Following Preliminary Approval, and within 30 days after satisfaction or waiver of the 3M Condition and prior to the dissemination of Notice to Settlement Class Members, INAMED
Corporation shall pay $31.5 million into the court-supervised fund described below, to be known as the INAMED Settlement Fund, as follows:

          a.   $3 million of cash;
          b.   $3 million of Common Stock; and
          c.   $25.5 million in principal amount of a Subordinated
               Note.

     3. The INAMED Settlement Fund shall be established and maintained as a "qualified settlement fund" as defined in Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The INAMED Settlement Fund shall be administered by Edgar C. Gentle, III, Esq., or such other person as the Court may appoint (the "Fund Agent"), under the continuing jurisdiction and supervision of the Court and for the benefit of the settlement class. Any and all interest, dividends and earnings on cash or securities deposited in the INAMED Settlement Fund shall be for the benefit of the INAMED Settlement Fund, and all income taxes or other liabilities with respect to such interest, dividends and earnings shall be the responsibility of the INAMED Settlement Fund. Cash deposited in the INAMED Settlement Fund shall be invested in federal government obligations, in a manner intended to achieve maximum earnings consistent with safety and appropriate liquidity to pay claims without undue delay. INAMED may, in its discretion and at its own cost, seek a private letter ruling from the Internal Revenue Service regarding the tax status of the INAMED Settlement Fund. The parties agree to negotiate in good faith any changes to this Agreement necessary to maintain the INAMED Settlement Fund's tax-qualified status and to preserve the tax-deductible status of INAMED's payments thereto.

     4. INAMED and the Released Parties shall have no interest in or responsibility for allocations or distributions from the INAMED Settlement Fund and do not guarantee any earnings from the INAMED Settlement Fund assets that may be invested to generate income to satisfy claims.

     5. INAMED Corporation's funding obligations under this Agreement are not intended to and shall not create or be deemed to create any joint or joint and several obligations on the part of any other person or entity, including the Released Parties.

     6. If at the maturity date of the Subordinated Note the Common Stock does not have a value at least equal to $3 million (computed in accordance with the definition of Common Stock set forth in Section I), then the Fund Agent shall have the right to "put" all of that Common Stock to INAMED or its designee in exchange for the payment of $3 million in cash (such payment to be made within 2 business days after exercise of the put). Alternatively, if at the maturity date of the Subordinated Note the Common Stock has a value greater than $3 million (computed in accordance with the definition of Common Stock set forth in
Section I), then INAMED or its designee shall have the right to "call" all of that Common Stock from the Fund Agent in exchange for the payment of $3 million in cash (such payment to be made within 2 business days after exercise of the call). These put and call rights shall be exercised no later than 10 business days after the maturity date of the Subordinated Note. If the put right is invoked by the Fund Agent and INAMED fails to deliver the required cash within 2 business days after exercise of the put, then the Fund Agent shall have the right to immediately exchange all of its Common Stock for $3 million in principal amount of a Subordinated Note, whereupon the principal amount of the Subordinated Note shall be deemed increased to $28.5 million.

C.   Additional Obligations

     1.   U.S. Government Claims

     The Parties shall cooperate with each other and use their respective best efforts to assist each other in negotiating with the U.S. government with respect to its reimbursement or other claims against INAMED relating to Breast Implants, so as to minimize (as much as possible) the cost to INAMED of such claims.

     2.   Reports of Breast Implant Studies

     Upon request by Settlement Class Counsel, INAMED agrees to provide the Settlement Class Counsel or their designees access to interim or other reports received from time to time by INAMED, its attorneys, consultants, or persons or entities to whom INAMED has contracted studies or research, of studies concerning Breast Implants, or materials, ingredients, or components thereof, in whole or in part, including reports to the Federal Food and Drug Administration.

     3.   Consultant's Expense

     Within 60 days after Preliminary Approval, INAMED agrees to pay to Ernst & Young LLP ("E&Y") $150,000 in lieu of all fees and expenses of E&Y for services rendered to Settlement Class Counsel.

D.   Disbursements From INAMED Settlement Fund

     1.   Compensation Program

     The INAMED Settlement Fund shall be used to compensate
Settlement Class Members as specified in Section V of this Agreement.

     2.   Settlement Class Costs, Expenses, and Fees

     All assessments required to be paid to the Common Benefit Fund pursuant to Pretrial Order 13 in MDL Docket No. 926 and all costs of administering this Agreement, including fund administration and claims administration, shall be paid from the INAMED Settlement Fund and shall not constitute an additional obligation of INAMED or the Released Parties. All awards or reimbursements of costs, expenses and attorney's fees that the Court may approve to Settlement Class Counsel or other Plaintiffs' counsel will be paid from the Common Benefit Fund or the INAMED Settlement Fund, as determined by the Court, and shall not constitute an additional obligation of INAMED or the Released Parties.

E.   Conditions To Disbursements From Settlement Fund

     1. Until the Final Order and Judgment becomes Final, no monies paid into the INAMED Settlement Fund shall be used or disbursed for any purpose other than fund administration expenses (including any tax payments) incurred by the Fund Agent and approved by the Court; provided, however, that this requirement of finality may be waived in a writing signed by all parties. INAMED Corporation shall advance all costs incurred in providing the Notice to Settlement Class Members ("Notice Expenses"), and shall be entitled to recoup such Notice Expenses from the INAMED Settlement Fund, in advance of any payments to Settlement Class Members, upon application to the Court after the Final Order and Judgment becomes Final.

     2.   No funds shall be disbursed from the INAMED Settlement
Fund to a specific INAMED Breast Implant Recipient until the occurrence of the following conditions:

          a.   The Final Order and Judgment becomes Final
     (provided, however, that this requirement of finality may be waived in a writing signed by all parties).

          b. The INAMED Breast Implant Recipient has complied with the distribution procedures to be developed under
     Section V of this Agreement.

        V.  ALLOCATION AND DISTRIBUTION OF SETTLEMENT FUND

     Except as otherwise provided in this Agreement, the monies in the INAMED Settlement Fund shall be used solely to compensate Settlement Class Members, on an equitable basis reflecting the limited funds available, for their Settled Claims. Distribution procedures shall be designed, to the extent feasible, to utilize the existing MDL 926 claims database and claims processing facilities so as to minimize the costs of claims administration and maximize benefits. The allocation and distribution procedures shall be developed after entry of the Final Order and Judgment with the advice of the Settlement Class Counsel and shall be approved by the Court in an order separate and apart from the Final Order and Judgment. In conjunction with those proceedings, the Court shall retain jurisdiction to make such other orders as it deems appropriate to ensure that relevant interests are afforded adequate representation and the opportunity to be heard.

                   VI. TERMINATION OF AGREEMENT

A.   Termination of Agreement

     If: (a) any of the required events specified in Section III of this Agreement do not occur; (b) the Court does not give Preliminary Approval to this Agreement within 60 days after this Agreement's execution by all parties; (c) the 3M Condition is not satisfied or waived within 120 days after Preliminary Approval;
(d) the Court does not enter the Final Order and Judgment substantially as provided in Section XI below within 180 days after the satisfaction or waiver of the 3M Condition; or (e) the Final Order and Judgment does not become Final within three years after its entry; then this Agreement shall be deemed null and void and shall have no further force or effect unless (i) the Parties agree in writing to keep the Agreement in force despite the occurrence or non-occurrence of the stated event, or (ii) the Court, on application of a Party, and after notice and hearing, extends the time for the occurrence or non-occurrence of the stated event. If a motion for extension is filed with the Court before the occurrence of a deadline set forth in this Subsection VI(A), the running of the deadline shall be tolled pending the Court's decision on whether to extend the deadline. If such a motion is denied, the deadline shall be deemed to occur on the later of (x) entry of the order denying the motion or (y) the deadline as specified above in this Subsection VI(A).

B.   Effect of Termination

     In the event of termination under this Section or Section XII, (a) all Parties shall be restored to their respective positions immediately before execution of this Agreement; (b) all monies paid by INAMED into the INAMED Settlement Fund, plus all interest actually earned or accrued, less any Court-approved disbursements for fund administration expenses, shall be returned to INAMED; and (c) Breast Implant Related litigation against INAMED and the Released Parties shall revert to its status before the execution of this Agreement as if related orders, releases and papers and the efforts leading to the Agreement had not been entered, prepared, executed or taken.

          VII. EFFECT OF PRIOR SETTLEMENTS AND JUDGMENTS

     A. Settlement Class Members who individually settled Breast Implant Related claims with INAMED or the Released Parties before the date of execution of this Agreement shall not be eligible to receive any benefit under this Agreement.

     B. Settlement Class Members who had Breast Implant Related claims against INAMED finally dismissed with prejudice before the date of execution of this Agreement shall not be eligible to receive any benefit under this Agreement.

     C. Settlement Class Members who have obtained and collected judgments for damages against INAMED or the Released Parties, and Settlement Class Members against whom final judgments have been entered in favor of INAMED or the Released Parties, shall not be eligible to receive any benefit under this Agreement.










    VIII.     EXCLUSIVE REMEDY/DISMISSAL OF ACTION/JURISDICTION
                             OF COURT

     A.   Exclusive Remedy/Settled Claims

     This Agreement shall be the exclusive remedy against INAMED and the Released Parties for any and all Settled Claims of Settlement Class Members and for any claims of Settlement Class Members against INAMED and the Released Parties arising out of the subject matter of this Agreement and the Complaint. INAMED and the Released Parties shall not be subject to liability or expense of any kind to any Settlement Class Member with respect to any Settled Claim or for any claim arising out of the subject matter of this Agreement, except as provided in this Agreement. When the Final Order and Judgment becomes Final, each of the Settlement Class Members shall be barred from initiating, asserting, or prosecuting any Settled Claims against INAMED and the Released Parties.

     B.   Dismissal/Stay of Actions

     When the Final Order and Judgment becomes Final, the Complaint shall be dismissed as to INAMED and the Released Parties, subject to the reactivation of claims as provided in
Section VI of this Agreement. The Court will also dismiss INAMED and the Released Parties from all actions coordinated before the Court in MDL Docket No. 926. Settlement Class Counsel shall cooperate with INAMED and the Released Parties to dismiss any other action of any Settlement Class Member pending in state or federal court or, as appropriate, to dismiss INAMED and the Released Parties from such actions.

     C.   Continuing Jurisdiction of The Court

     The Court shall retain exclusive and continuing jurisdiction of the Complaint, the Parties, all Settlement Class Members, INAMED and the Released Parties, and over this Agreement with respect to the performance of the terms and conditions of this Agreement, to assure that all disbursements are properly made, and to interpret and enforce the terms, conditions, and obligations of this Agreement. The Court shall have the power to approve the designation, appointment, and removal of auditors, consultants, and disbursing agents, and the execution of contracts as necessary and appropriate to assure the administration of this Agreement. Any dispute that arises under this Agreement shall be submitted to the Court. If any dispute is so submitted, each party concerned shall be entitled to fifteen days' written notice (or otherwise as the Court may for good cause direct) and the opportunity to submit evidence and to be heard on oral argument as the Court may direct. To the extent that additional or different procedures for dispute resolution are provided, or standards to be applied in connection therewith are devised, under any other provision of this Agreement, such other provisions shall control. In the event that, prior to the performance of all its obligations under this Agreement, including without limitation under the Subordinated Note, INAMED becomes the subject of a case under the Federal Bankruptcy Code, INAMED agrees not to oppose or otherwise contest a motion to transfer the venue of the bankruptcy case to the Court.

                           IX.  RELEASE

     A.   Good Faith

     The Parties agree that this Agreement is made in good faith and in accordance with the laws of states in which Breast Implant Related lawsuits have been filed. If required by any court or tribunal, Settlement Class Counsel agree to cooperate with INAMED and the Released Parties by providing affidavits and/or testimony concerning the circumstances of this settlement and attesting to the fact that it is a good faith settlement.

     B.   Release of Settled Claims

     Except as otherwise provided in Section VI(B), after the Court approves this Agreement as a good faith, fair, adequate and reasonable settlement, every Settled Claim of each Settlement Class Member shall be conclusively compromised, settled, and released as to INAMED and each Released Party. Said releases shall remain effective regardless of changes in the circumstances or condition of INAMED, the Released Parties or Settlement Class Members, discovery of new or additional facts, or changes in applicable law. In making such releases the Settlement Class expressly acknowledges and waives the provisions of Section 1542 of the Civil Code of the State of California, which provides that "[a] general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor," as well as any similar provisions of other states. Consistent with the provisions of
Section X of this Agreement, the releases herein shall extinguish any Claims for Contribution and/or Indemnification against INAMED or the Released Parties, and Settlement Class Members agree that if they bring suits against Non-INAMED Defendants and said Non-INAMED Defendants assert Claims for Contribution and/or Indemnification against INAMED or the Released Parties, INAMED and the Released Parties will not have to pay, either directly or indirectly, any sum in excess of the amount said Settlement Class Members recover from the INAMED Settlement Fund. As further provided in Section X below, Settlement Class Members agree to reduce any judgments they may obtain against Non-INAMED Defendants to the extent necessary to assure that INAMED and the Released Parties do not have to pay anything further.

C.   Reservation of Rights Against Non-INAMED Defendants

     Except as provided in Section X of this Agreement, nothing in this Agreement shall prejudice or in any way interfere with (1) the rights of the Settlement Class Members to pursue all of their rights and remedies against Non-INAMED Defendants, or (2) the rights of Settlement Class Members under the Revised Settlement Program with respect to the payment obligations of Non-INAMED Defendants thereunder.

D.   No Effect on Rights of United States

     Nothing in this agreement shall be construed to diminish or alter any Breast Implant Related claims, in the nature of subrogation or otherwise, belonging to the United States government.

E.   Subrogation Claims

     To the extent not foreclosed by prior agreement, subrogation claims by workers' compensation insurers, employee, and/or health care insurers or providers shall be submitted to the Claims Administrator or, if one is not yet appointed, to the Court (with a copy directed by certified mail to Settlement Class Counsel), within ninety days of first publication of Notice. All such claims shall be stamped "Subrogation Claim" and shall specifically identify respective individual Claimants by name and social security numbers and shall include with specificity the particulars of the subrogation claims for each individual Claimant. After the expiration of the deadline for filing subrogation claims, the court shall consider the payment of timely subrogation claims, after notice and opportunity to be heard by interested parties, from the amounts allocated from the INAMED Settlement Fund to the respective individual Claimants against whom subrogation has been asserted. The failure of workers' compensation insurers or health care insurers or providers to timely assert claims as set forth above shall constitute a waiver of such claims.


                 X.  ENTRY OF GOOD FAITH BAR ORDER

     A. The Parties shall request that the Court enter an order finding this Agreement to be a good faith settlement and barring and enjoining, to the extent permitted by applicable law, the commencement and prosecution of any Contribution and/or Indemnification claim or action by any Non-INAMED Defendant or other third party against INAMED or any Released Party for reimbursement for payments made or to be made to or on behalf of any Settlement Class Member for Breast Implant Related claims, actions or injuries, or for expenses incurred in defending against any such claims or actions. INAMED and the Released Parties shall be entitled to dismissal with prejudice of any claims against them by Non-INAMED Defendants or other third parties that violate or are inconsistent with this bar. However, nothing herein shall preclude such Non-INAMED Defendants or other third parties from asserting any rights to set-off, credit, or reduction that may be allowed under applicable law.

     B.   Additionally, the Parties agree that:

          1. No Settlement Class Member shall recover, directly or indirectly, any sums from INAMED or any Released Party other than those received under this Agreement.

          2. Settlement Class Members shall move jointly with INAMED and/or the Released Parties, or any of them, for severance and continuance of the trial of Claims for Contribution and/or Indemnification.

          3. With respect to any Claims for Contribution and/or Indemnity not barred (or claimed not to be barred) by the Court's Final Order and Judgment, this Agreement, or a judgment or order of another court having jurisdiction over affected parties, any Settlement Class Member's claim or judgment against a Non-INAMED defendant or third party who possesses such a Claim for Contribution and/or Indemnification shall be reduced by a percentage, or amount, sufficient under applicable law to bar, discharge, forever release or otherwise eliminate any Claim for Contribution and/or Indemnification against INAMED or any Released Party arising from the prosecution of such Settlement Class Member's claim against such Non-INAMED Defendant or third party. Settlement Class Members reserve the right to take such actions as may be available under applicable law, including waiver of any participation in the distribution of settlement funds or agreement to nonsuit, to minimize the extent of any judgment reduction necessary to carry out the intent of the preceding sentence.

               XI. COURT'S SETTLEMENT APPROVAL ORDER

     This Agreement is subject to and conditioned upon the issuance by the Court, following the Formal Fairness Hearing, of a Final Order and Judgment granting final approval of the Agreement in accordance with Fed. R. Civ. P. 23(e) and providing the below-specified relief, which relief shall be subject to the terms and conditions of this Agreement and the Parties' performance of their continuing rights and obligations hereunder. The Final Order and Judgment shall, supported by appropriate findings:

          1. Confirm the certification of the Settlement Class under Fed. R. Civ. P. 23(a), 23(b)(1)(B), and 23(e) for settlement purposes;

          2. Determine in accordance with the case law under Fed. R. Civ. P. 23(b)(1)(B) that defense costs and potential damages in cases brought by individual Settlement Class Members could substantially impair or impede the ability of other Settlement Class Members to protect their interests in claims for damages and thus lead to a small number of Settlement Class Members obtaining full recovery of damages to the detriment of other Settlement Class Members.

          3. Enter a judgment of dismissal, with prejudice and without costs, on the Complaint and all other actions now existing or hereafter brought upon the Settled Claims by any Settlement Class Members;

          4. Bar and enjoin all Settlement Class Members from asserting or presenting any and all Settled Claims;

          5.   Release INAMED and the Released Parties from the
     Settled Claims of all Settlement Class Members and in accordance with the provisions of Section IX above;

          6. Bar and enjoin the commencement or prosecution of any Claims for Contribution and/or Indemnity against INAMED or any Released Party for reimbursement of payments made to or on behalf of a Settlement Class Member for Breast Implant Related claims or injuries;

          7. Provide that this Agreement is entered into in good faith, is reasonable, fair, and adequate, in the best interests of the Settlement Class, and is non-collusive; and

          8. Reserve the Court's continuing and exclusive jurisdiction over the Parties to this Agreement, including INAMED and the Released Parties, and all Settlement Class Members, to administer, supervise, construe, and enforce the Agreement in accordance with its terms for the mutual benefit of the Parties and the Settlement Class.


                 XII.  EFFECT OF DEFAULT BY INAMED

     A. If INAMED fails to perform any of its obligations under this Agreement or under any of the provisions of the Subordinated Note (except the provisions of Paragraph 10 thereof), within any grace period provided for such performance, Settlement Class Counsel shall have the right to notify INAMED of such failure or breach by sending such notification to INAMED by fax and regular mail at the addresses and numbers specified in Section XIV(E)(1) of this Agreement. If, in the event of a payment breach, the breach is not cured within 10 days after receipt by INAMED of such notice, INAMED shall be in default under this Agreement; provided, however, that if INAMED is unable to make any interest payment due under the Subordinated Note prior to the Maturity Date (as defined therein) because of the subordination provisions of the Subordinated Note (the "Subordination Provisions"), such failure shall not constitute a default under this Agreement if the payment is made thereafter on the earlier of (x) the fifth business day after the date payment is no longer precluded by the Subordination Provisions or (y) the Maturity Date. If, in the event of any other such failure or breach, such failure or breach is not cured within 20 days after receipt by INAMED of such notice, INAMED shall be in default under this Agreement. INAMED shall also be in default under this Agreement if (i) a holder or holders of indebtedness of INAMED aggregating in excess of $750,000 seek(s) to exercise its(their) remedies on default, (ii) INAMED suffers a judgment or judgments against it aggregating in excess of $1,000,000 which constitute(s) lien(s) on INAMED assets, (iii) INAMED becomes the subject of a case under the Bankruptcy Code, or a dissolution or liquidation proceeding, (iv) a trustee, receiver, or custodian is appointed for all or a substantial portion of INAMED's assets, or (v) INAMED breaches any of the covenants in Paragraph 10 of the Subordinated Note.

     B. In the event of a default under this Agreement, Settlement Class Counsel shall have the right at their option to declare this Agreement terminated or to declare immediately due and payable, subject to any applicable subordination agreements, all amounts owing by INAMED under this Agreement and seek the entry of judgment by the Court in favor of the Settlement Class for such amounts.

               XIII.  REPRESENTATIONS AND WARRANTIES

     A. The undersigned counsel represent and warrant that they have the authority to enter into this Agreement on behalf of the Representative Plaintiffs.

     B. INAMED represents and warrants that it has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by INAMED of this Agreement and the consummation by INAMED of the actions contemplated herein have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by INAMED and constitutes its legal, valid, and binding obligation.

                   XIV. MISCELLANEOUS PROVISIONS

     A. This Agreement is binding upon any and all successors and heirs of all parties.

     B. The headings of the sections and paragraphs of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction or interpretation.

     C. This Agreement, including all exhibits, constitutes the entire agreement by and among the Parties with regard to the subject matter of this Agreement and shall supersede any previous agreements and understandings between the Parties on the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by all Parties.

     D. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     E. Any notice, request, instruction, or other document to be given by any party to this Agreement to any other party to this Agreement (other than class notification) shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          1.   If to INAMED or the Released Parties,

               Ilan K. Reich
               INAMED Corporation
               3800 Howard Hughes Parkway
               Suite 900
               Las Vegas, NV 89109
               Fax: 702-791-1922 and 212-935-1787

               Charles C. Lifland
               O'MELVENY & MYERS LLP
               400 South Hope Street
               Los Angeles, CA 90071
               Fax: 213-669-6407

          2.   If to Settlement Class Counsel,

               Ralph I. Knowles, Jr.
               Leslie J. Bryan
               DOFFERMYRE, SHIELDS, CANFIELD, KNOWLES & DEVINE
               Suite 1600
               1355 Peachtree Street
               Atlanta, GA 30309
               Fax: 404-881-3007

               Elizabeth Cabraser
               LIEFF, CABRASER, HEIMANN & BERNSTEIN
               Embarcadero Center West
               275 Battery Street, 30th Floor
               San Francisco, CA 94111
               Fax: 415-956-1008

               Dianna Pendleton
               BLIZZARD & McCARTHY
               Lyric Centre
               400 Louisiana
               Suite 1710
               Houston, TX 77002-1689
               Fax: 713-844-3755

               Ernie Hornsby
               FARMER PRICE HORNSBY & WEATHERFORD
               115 West Adams Street
               Dothan, AL 36302
               Fax: 334-793-6624


          3. Any party may change the person to whom notice is to be sent by sending a registered, return receipt-requested letter to each of the other persons listed above.

     F. All applications for Court approval or Court Orders required under this Agreement shall be made on notice to all signatories.

     IN WITNESS HEREOF, the Parties signify their agreement by their signatures below.

DATED:  April 2, 1998

INAMED CORPORATION

                              By:  /s/ Ilan K. Reich
                              ____________________________
                              Ilan K. Reich
                              Executive Vice President

SETTLEMENT CLASS COUNSEL

                              By:  /s/ Ralph I. Knowles, Jr.
                              ____________________________
                              Ralph I. Knowles, Jr.
                              By:  /s/ Leslie J. Bryan
                              ____________________________
                              Leslie J. Bryan


                              By:  /s/ Elizabeth Cabraser
                              ____________________________
                              Elizabeth Cabraser


                              By:  /s/ Dianna Pendleton
                              ____________________________
                              Dianna Pendleton


                              By:  /s/ Ernie Hornsby
                              ____________________________
                              Ernie Hornsby
                                                         Exhibit A

SUBSIDIARIES AND AFFILIATES OF INAMED CORPORATION

Biodermis Corporation
Biodermis Ltd.
BioEnterics Corporation
BioEnterics Latin America
BioEnterics, Ltd.
Bioplexus Corporation
Bioplexus Ltd.
Chamfield Ltd.
CUI Corporation
   (f/k/a Cox-Uphoff International Corporation)
   (a/k/a Cox-Uphoff Corporation)
Flowmatrix Corporation
INAMED B.V.
INAMED B.V.B.A.
INAMED B.V.(R.O.R.)
INAMED Corporation
INAMED do Brasil LTDA
INAMED Development Company
INAMED GmbH
INAMED Japan
INAMED Ltd.
INAMED Medical Group
INAMED S.A.
INAMED S.A.R.L.
INAMED S.R.L.
Innovative Surgical Products, Inc.
McGhan Limited
McGhan Medical Asia/Pacific
McGhan Medical Corporation
McGhan Medical Mexico, S.A. de C.V.
Medisyn Technologies Corporation
Medisyn Technologies Ltd.
Silicone Engineering, Inc.
Specialty Silicone Fabricators, Inc.
                                                         Exhibit B

IMPLANT BRANDS OF INAMED AND AFFILIATED COMPANIES:

BioCell
BioDimensional
BioSpan
Cox Uphoff
CZV/CRS (Croissant Versafil Low Profile)
DRI
DRIE
EHP (Enhanced High Profile)
FZV/SFV (Round Versafil LP Tissue Expander)
Gibney
Intrashiel (manufactured after 8/2/84)
Intravent
IOC (Cylindrical Intraoperative Tissue Expander)
IOM (Intravent Intraoperative Expander)
IOS (Spherical Intraoperative Tissue Expander)
Magna-Site
Maxwell
McGhan (manufactured after 8/2/84)
MFE (Man Facelift Expander)
MicroCell
OHP (Oval High Profile)
OLP (Oval Low Profile)
RCP (Round Conical Profile)
RCR (Ruiz-Cohen Expanders)
RDD (Reserve Double Lumen DRIE)
RDL (Reverse Double Lumen)
RDL-XPAND
RDX (Round Double Lumen)
Reverse Double Lumen
RHD (Round High Profile)
RHP (Round High Profile)
RLD (Round Low Profile DRIE)
RLP (Round Low Profile)
RTV/RTT (Smooth/Textured)
Ruiz-Cohen
RZV/SRV (Rectangular Versafil Tissue Expander)
SCC (Cylindrical Tissue Expander)
SCS (Crescent Tissue Expander)
SEE (Mini-crescent Tissue Expander)
SFS (Saline Fill Skin and Tissue Expander)
SGO (Saline Gel Oval)
SGR (Saline Gel Round)
SLP (Single Lumen Adjustable)
SLS (Longitudinally Curved Tissue Expander)
SOE (Small Oval Tissue Expander)
SOS (Ear Shaped Tissue Expander)
SPS (Pear Shaped Tissue Expander)
SRS (Rectangular Tissue Expander)
SSS (Spherical Tissue Expander)
SWS (Wedge Shaped Tissue Expander)
SZR (Round Low Profile Sizer)
TLL (Triple Lumen Round)
Tri-Lumen
TRL (Tri-Lumen Implants)
TSO (Triple Lumen Low Profile Oval)
TSR (Triple Lumen Round Low Profile)
UHP
Ultra High Performance
Versafil

IMPLANT BRANDS OF 3M and MMC/3M (HERE DEFINED AS INAMED IMPLANTS
FOR THE LIMITED PURPOSE OF RELEASING CLAIMS AGAINST INAMED AND THE RELEASED PARTIES BASED ON SUCH IMPLANTS):

3M
McGhan (manufactured before 8/3/84)
Intrashiel (manufactured before 8/3/84)
Natrashiel
                                                         Exhibit C

FORM OF SUBORDINATED NOTE

             CONVERTIBLE SUBORDINATED PROMISSORY NOTE


Atlanta, Georgia
[Date of Preliminary Approval]

     1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, INAMED Corporation (herein called "Maker"), a corporation organized under the laws of the State of Florida, promises to pay to the order of EDGAR C. GENTLE, III, ESQ., as "Fund Agent" (as defined in that Settlement Agreement of even date between the Maker and the Settlement Class Counsel signatory thereto, a copy of which is attached as Exhibit "A" (the "Settlement Agreement")) (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Settlement Agreement), or such other Person (as defined in Paragraph 12) as the Court may appoint as Fund Agent pursuant to the Settlement Agreement, the principal sum of TWENTY FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($25,500,000), such principal sum being subject to increase to TWENTY EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($28,500,000) under the conditions set forth in Subsection IV(B)(6) of the Settlement Agreement.

     2. Interest. Except as otherwise provided in this Paragraph 2, from and after the date of Preliminary Approval, interest shall accrue on the unpaid principal balance outstanding hereunder from time to time at the rate of six percent (6%) per annum until the principal hereof shall have become due and payable, and on any overdue payment of principal at the rate of eleven percent (11%) per annum. Notwithstanding the foregoing, if this Note has not been paid in full by September 1, 1999, interest shall accrue thereafter on the unpaid principal balance outstanding hereunder from time to time at the rate of eleven percent (11%) per annum until the principal hereof shall have been paid in full. Interest shall be calculated hereunder on the basis of a 360-day year and actual days elapsed and shall be payable in arrears on the 15th day of January and July of each year, commencing July 15, 1998, and continuing to be due on the same day of each January and July thereafter so long as this Note is outstanding.

     3. Principal. All principal, together with all accrued, unpaid interest, shall be payable on the later of (x) April 30,
1999, or (y) ninety-one (91) days after the date on which the Final Order and Judgment becomes Final (the "Maturity Date"); provided that if such day is not a business day, then the Maturity Date shall be the first business day after the later of (x) or (y) occurs. Payments of principal and interest are to be made at the offices of the Fund Agent, at 1928 First Avenue, North, 1500
Colonial Bank Building, Birmingham, Alabama 35203, or at such other place as the holder hereof may designate to Maker in writing, in lawful money of the United States of America.

     4.    Settlement  Agreement.  This  Note  (hereinafter  "this
Note" or "the Note") is issued pursuant to the Settlement Agreement, and the holder of this Note is entitled to the benefits of the Settlement Agreement, including but not limited to the provisions for convertibility of this Note at the option of
Settlement Class Counsel into Common Stock (as defined in Subparagraph 5A), as more particularly set forth hereinafter. At any time prior to the Maturity Date, Maker shall be entitled to prepay in full this Note at its option, but only if Maker shall give the holder of this Note irrevocable written notice of any such prepayment not less than five (5) days prior to the prepayment date (and at least six (6) days prior to the Maturity
Date), which notice shall state the prepayment date. Such notice having been given, the principal amount of the Note shall become due and payable on such prepayment date, together with all unpaid interest accrued through such date.

     5.   Conversion Rights.

          5A.  Right to Convert into Common Stock.

               Conversion Price. On the Maturity Date, but not sooner, if the Note has not previously been paid in full, the holder of the Note, at such holder's option, shall have the right (the "Conversion Right") to convert all or a portion of the principal of the Note into shares of the common stock of Maker ("Common Stock"). The number of shares of Common Stock to be issued upon exercise of the Conversion Right shall be determined by dividing the amount of the indebtedness so converted by the Conversion Price. Subject to adjustment under Subparagraph 5C below, the Conversion Price shall be $7.50 if the average closing bid price for said Common Stock as quoted on NASDAQ (or the principal exchange on which such stock is traded) during any twenty (20) consecutive trading day period during the three month period preceding the date of conversion is at least equal to $7.50 per share; otherwise, the Conversion Price shall be $6.00. If partially converted, the Note may be converted only in multiples of $1,000.

          5B.  Exercise of Conversion Rights.

               (1) Notice of Exercise. The Conversion Rights herein provided may be exercised by any holder of the Note by giving written notice not later than three business days before the Maturity Date that such holder elects to convert all or a portion of the outstanding principal balance under the Note into Common Stock, whereupon the payment of principal due on the Maturity Date shall be reduced by the amount of indebtedness being converted to stock pursuant to such notice.

          (2) Conversion Procedure. Within ten (10) days following receipt of the written notice referred to in Subparagraph 5B(1), Maker shall issue and deliver, or cause to be issued and delivered, to such holder, registered in the name of such holder, a certificate or certificates for the number of
shares   of   Common  Stock  issuable  upon  the   conversion   of
indebtedness as specified in said notice. Nothing set forth in this paragraph shall extend the time for payment beyond the Maturity Date for such portion of the indebtedness owing under the Note as to which notice of conversion has not been given on or prior to the Maturity Date.

          5C.  Adjustment of Conversion Price.

          The Conversion Price shall be adjusted from time to time as provided in this Subparagraph 5C. The adjustments set forth in this Subparagraph 5C shall apply if any of the events specified in subparagraphs (a) through (d) below occur on or after March 1, 1998 (the "Commencement Date"). In determining the adjusted Conversion Price, the following adjustments, if applicable, will be applied retroactively to the Conversion Price determined under Subparagraph 5A ($7.50 or $6.00) as if such Conversion Price had been in effect on the Commencement Date and subsequently adjusted pursuant to the following provisions of this Subparagraph 5C:

          (a) If Maker shall after the Commencement Date pay a dividend or make a distribution to all holders of the outstanding Common Stock ("Common Holders") in shares of Common Stock (or declare any such dividend or distribution based on a Record Date (as defined below) prior to the Maturity Date and a payment date after the Maturity Date), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date (hereinafter any record date will be referred to as the "Record Date") fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

          (b) If Maker shall after the Commencement Date (1) adjust the Conversion Price of the existing Warrants to purchase Common Stock issued, on July 2, 1997, to a price per share less than the Conversion Price on the date of such adjustment (the "Adjustment Date"), (2) agree directly or indirectly to issue Common Stock in respect of notes or other indebtedness to related parties such as the McGhan entities, including without limitation any Person controlled by Donald K. McGhan or any member of his family, at a price per share less than the Conversion Price on the date of such agreement (the "Agreement Date"), or (3) issue to all Common Holders, through a rights offering or similar mechanism, any shares of Common Stock at a price per share less than the Conversion Price on the date (the "Issuance Date") of such issuance (the price per share in each of the instances described in clauses 1, 2 and 3 of this Subparagraph 5C(b) being referred to hereinafter as the "Exercise Price"; the rights to acquire Common Stock pursuant to such adjustment, agreement or issuance, as the case may be, being referred to hereinafter as the "Rights"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect on the Adjustment Date, Agreement Date or Issuance Date, as the case may be, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Adjustment Date, Agreement Date or Issuance Date, as the case may be, plus the total number of additional shares of Common Stock that could be purchased pursuant to the Rights if the Exercise Price were equal to the Conversion Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Agreement Date, Adjustment Date or Issuance Date, as the case may be, plus the total number of additional shares of Common Stock that could be purchased pursuant to the Rights at the Exercise Price. If any Rights expire without having been exercised, any adjustment to the Conversion Price triggered by their issuance or creation shall be nullified, and any subsequent adjustments to the Conversion Price shall be calculated as if such nullified adjustment had never occurred. The adjustment required by this subsection (b) shall apply to any distribution to be made after the Maturity Date based on a Record Date prior to the Maturity Date.

          (c) If the outstanding shares of Common Stock shall after the Commencement Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) If Maker shall after the Commencement Date, by dividend or otherwise, distribute to all Common Holders, shares of any class of capital stock of Maker (other than any dividends or distributions to which subparagraph (a) applies) or evidences of its indebtedness, cash or other assets (including securities but excluding any capital stock, evidences of indebtedness, cash or
assets   distributed   upon  a  merger  or   consolidation)   (the
"Distributed Property"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the Conversion Price in effect immediately prior to the close of business on the Record Date less the cash, or in the case of a non-cash distribution, the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Distributed Property so distributed, in each case, applicable to one share of Common Stock; provided, however, that in the event the cash or the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Conversion Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of this Note shall have the right to receive upon conversion of the Note (or any portion thereof) in addition to shares of Common Stock the amount of Distributed Property the holder would have received had the holder converted this Note (or portion thereof) immediately prior to such Record Date. The adjustment required by this subsection (d) shall apply to any distribution to be made after the Maturity Date based on a Record Date prior to the Maturity Date.

          Notwithstanding  any other provision of this  subsection
(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this subparagraph (d) if Maker makes proper provision so that the holder of this Note who converts the Note (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted this Note into Common Stock.

            (e) Notwithstanding anything to the contrary in this Subparagraph 5C, if Maker engages in a transaction requiring an adjustment of the Conversion Price, such conversion shall in no event result in the holder of this Note being in an economic position less favorable than prior to such conversion.

          5D. Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur on or after the Commencement
Date: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of Maker with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of Maker as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Subsequent adjustments to the Conversion Price shall be as nearly equivalent as may be practicable to the adjustments provided for in Subparagraph 5C.

     The above provisions of this Subparagraph 5D shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     6.   Registration Rights.

          For a period beginning upon conversion of this Note and ending two years thereafter, the holder shall have the following registration rights with respect to the shares of Maker's Common Stock issuable upon conversion of this Note ("Registrable Shares"), which rights shall be transferable to assignee(s) of Registrable Shares: (a) in one instance upon the request of the holder of this Note, Maker, at Maker's expense, shall use its best efforts to file promptly with the Securities and Exchange Commission (the "Commission"), and shall use its best efforts, at its expense, to cause to become effective, as soon as practicable, a registration statement on Form S-3, or, if use of Form S-3 is not then available to Maker for such purpose, other appropriate form of the Commission with respect to the resale by the holder of the Registrable Shares; and (b) in two instances at any time Maker proposes to register any of its securities on a registration form that would also permit the registration of Registrable Securities, and after notice thereof to the holder of this Note such holder elects to have all or some of the Registrable Shares included in such registration, Maker shall use its best efforts, at Maker's expense, to cause all of the Registrable Shares requested by the holder to be included in the registration to be so included. Maker shall keep such registration statement on Form S-3 effective as long as permissible under the securities laws and shall keep any such registration statement on Form S-1 (or other form) filed under (a) above effective for one hundred-eighty (180) days.
Prior to filing with the Commission any such registration statement including Registrable Shares, or prospectus or any amendments or supplements thereto, Maker shall furnish the selling holder of such Registrable Shares copies of all such documents proposed to be filed, and it shall address objections or reasonable changes requested by such selling holder prior to such filing, or by amendment thereafter. Maker shall promptly notify the selling holder of the effectiveness of any registration of Registrable Shares and furnish the selling holder such number of copies of the prospectus included in the registration statement, supplements thereto and such other documents as reasonably requested to facilitate the disposition of the Registrable Shares. The use by the selling holder of a prospectus under any registration hereunder shall be subject to temporary suspension from time-to-time and at such times as Maker may reasonably require to avoid the use thereof when the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading. If a registration under (b) above is an underwritten primary registration on behalf of Maker and the managing underwriter advises Maker in writing that the inclusion of all or some of the Registrable Shares proposed to be included in such registration reasonably would be expected to cause a detrimental effect on the success of the offering, as to price or otherwise, then such Registrable Shares may be excluded, but only if no other selling stockholders are allowed to include shares in such registration. If Registrable Shares are included in a registration statement, Maker and the selling holder each shall agree to indemnify the other as to the potential liabilities typically covered by such an indemnification with respect to a registration of securities for resale by a selling holder.

     7. Subordination. This Note is subordinated in right of payment of principal and interest and upon liquidation to Maker's 11.00% Secured Convertible Notes, due March 31, 1999, issued pursuant to that Indenture dated as of January 2, 1996 (the "Indenture"), designating Santa Barbara Bank & Trust as Trustee (the "Senior Secured Notes") and to any other senior secured notes issued by Maker for new money, as permitted under Subparagraphs 10A(ii) and (iii), after the date hereof ("New Senior Secured Notes"); provided, however, that such subordination will terminate only as to the right of the holder to payment of principal and interest on the ninetieth (90th) day after the Final Order and Judgment becomes Final. Maker shall provide promptly to Settlement Class Counsel satisfactory evidence that the holder(s) of the Senior Secured Notes has consented to the termination of subordination provided for immediately above.

     8. Events of Default. The occurrence of a default under the Settlement Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, Settlement Class Counsel, on behalf of the Settlement Class, shall have the rights and remedies set forth in Subsection 12(B) of the Settlement Agreement and such other rights and remedies as are available under applicable law.

     9. Affirmative Covenants. For so long as any principal or accrued interest is outstanding on this Note, Maker agrees to be bound by and comply with all of the provisions of this Paragraph 9.

          9A. Maintenance of Insurance. Maker covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as has been its historical practice and as is customary in the case of similarly situated corporations engaged in the same or similar businesses, and upon request at any time, Maker will deliver to Settlement Class Counsel an officer's certificate specifying the details of such insurance in effect.

          9B. Maintenance of Corporate Existence, Properties, Franchises, Etc. Maker covenants that it and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of Maker and its Subsidiaries and promptly comply in all material respects with all laws and regulations applicable to it and its Subsidiaries; at all times maintain, preserve and protect all material patents, trademarks, service marks, trade names, service names, copyrights, licenses, certificates, permits, certificates of need, franchises and other rights and preserve all the remainder of its material properties and assets used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted.

          9C. Payment of Taxes and Claims. Maker covenants that it and each Subsidiary will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its properties or assets, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien upon such properties or any part thereof, provided that Maker and its Subsidiaries shall not be required hereunder to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its properties or assets shall be seized or sold in satisfaction thereof.

          9D. Legal Proceedings. Maker covenants that it will give prompt written notice to Settlement Class Counsel of any proceedings instituted against it or any Subsidiary by or in any foreign, federal or state court or before any commission or other regulatory body, whether foreign, federal, state or local, which, if adversely determined, would have a material adverse effect upon its business, operations, properties, assets, condition or prospects, financial or otherwise.

          9E. Other Notices. Maker covenants that it will promptly notify Settlement Class Counsel in writing of any material adverse change in the condition or prospects, financial or otherwise, of Maker, or the occurrence of an Event of Default, describing the nature and period of existence thereof and the action which Maker has taken, is taking or proposes to take with respect thereto.

     10. Negative Covenants. For so long as any principal or accrued interest is outstanding on this Note, Maker covenants that it will not and will not permit any Subsidiary to:

          10A. Debt. After March 1, 1998, create, incur or assume any Debt (as hereinafter defined in Paragraph 12) except:

               (i)  Debt represented by this Note;

               (ii) Debt incurred to refinance the Senior Secured Notes, including without limitation Debt incurred pursuant to New Senior Secured Notes; or

               (iii) up  to $5,000,000 in senior secured debt
                     to a financial institution for working capital as permitted under the Indenture;

provided, however, that Maker and its Subsidiaries may incur unsecured Debt in addition to that permitted immediately above if the first Fifteen Million Dollars ($15,000,000) of proceeds thereof is reserved for payment of the Subordinated Note (the "Reserved Funds") and any additional sums are used only to fund working capital and capital expenditure requirements and are not used to retire other indebtedness, including without limitation indebtedness to Affiliates or Substantial Stockholders, or settle or otherwise satisfy other claims. Maker shall not permit any of the Reserved Funds to be or become subject to any security interests, liens (including without limitation judgment liens) or restrictions on payment (including without limitation any agreements regarding subordination).

          10B. Investments. Acquire any stock, securities or equity interest in, or otherwise invest in, any Person (as defined in Paragraph 12), other than by the purchase of (i) federally insured money market funds or U.S. government security backed repurchase obligations maturing within one year after investment;
(ii) obligations of, or guaranteed as to interest and principal by, the United States government maturing within one year after investment; (iii) open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated "prime-1" or its equivalent by Moody's Investor
Service,  Inc.  or  "A-1" or its equivalent  by  Moody's  Investor
Service, Inc. or "A-1" or its equivalent by Standard & Poor's Corporation; (iv) certificates of deposit maturing within one year after such investment issued by domestic offices of commercial banks organized under the laws of the United States or any political subdivision thereof having a combined capital and surplus in excess of $75,000,000; provided that the certificate of deposit issued by any one bank shall not be in excess of the lesser of $10,000,000 or 2.5% of such bank's capital and surplus; or (v) Eurodollar time deposits maturing within six months after such investment issued by commercial banks with a short term debt rating of "prime-1" or its equivalent by Moody's Investor Service, Inc. or "A-1" or its equivalent by Standard & Poor's Corporation; provided that the commercial bank is ranked in the top 100 banks in the world as determined by total assets; provided further, that in any event, the sum of all Eurodollar time deposits issued by any one bank shall not be in excess of the lesser of $5,000,000 or 2.5% of such bank's capital and surplus.

          10C. Transactions With Affiliates or Substantial Stockholders. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or render any service for or obtain any services from, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate (as hereinafter defined), or (ii) any Substantial Stockholder (as hereinafter defined), provided that Maker may (a) permit any such Affiliate or Substantial Stockholder to be a director, officer or employee of Maker and pay reasonable compensation in connection therewith, and (b) enter into transactions with Affiliates and/or Substantial Stockholders for the benefit of Maker on terms no less favorable to Maker than if no relationship existed, provided that such transactions are approved by a majority of the disinterested board members of Maker.

          10D. Business of Maker and its Subsidiaries. Engage in any business other than the business engaged in on the date of this Note.

          10E. Dividends. Maker shall not, directly or indirectly, declare, pay or make any dividend, distribution or payment in respect of its capital stock, and Maker shall not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock.

          10F. Capital Expenditures. Make Capital Expenditures, on a consolidated basis, in excess of the aggregate sum of $15,000,000 in any one fiscal year.

          10G. Business Combination. Whether in one transaction or in a series of transactions, engage in any of the following transactions:

               (a) Be or become a party to any consolidation, reorganization (including, without limitation, the types referred to in Section 368 of the Internal Revenue Code of 1986, as amended), merger or statutory share exchange;

               (b) In any twelve month period, on a consolidated basis, sell, lease, assign, transfer or otherwise dispose of any of its assets (other than in the ordinary course of business), the value of which as reflected in Maker's then most recent consolidated balance sheet equals or exceeds an amount equal to the lesser of ten percent (10%) of the value of Maker's and its Subsidiaries' assets, as reflected in such most recent consolidated balance sheet, or $1,000,000.

               (c) Purchase or otherwise acquire or become obligated for the purchase of the assets or business interests of any Person, firm, corporation or other business enterprise of any nature whatsoever for which the price paid by Maker or any Subsidiary for the assets or business interest equals or exceeds an amount equal to the lesser of ten percent (10%) of the value of Maker's and its Subsidiaries' assets, as reflected in Maker's then most recent consolidated balance sheet, or $1,000,000.

               (d) Liquidate, dissolve, discontinue business, reclassify any of its capital stock or other securities, undergo any recapitalization or effect any other change in its capital structure (other than through the incurrence of Debt within the limits of Paragraph 10A), amend its certificate of incorporation in any material respect which would adversely affect the rights of the Common Holders, or take any action with a view towards of any of the foregoing.

     11.  Miscellaneous.

          11A. No Improper Charges. In no event shall any agreed to or actual interest or exaction charged, reserved, paid or taken by the holder pursuant to or in connection with this Note exceed the limits (if any) imposed or provided by the law applicable from time to time to this Note for the use or detention of money or for forbearance in seeking its collection; holder hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note or the Settlement Agreement shall result at any time or for any reason in an effective rate of interest on any obligation under this Note that exceeds the maximum interest rate permitted by applicable law (if any), then without further agreement or notice such obligation shall be automatically reduced to such limit, and all sums received by holder in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon receipt by holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to principal and holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that this Note bears interest at the maximum lawful rate, the interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

          11B. Attorney's Fees and Costs. In case this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorney's fees, shall be paid by Maker.

          11C. Waiver by Maker. Demand, presentment, notice, notice of demand, notice of payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note.

          11D. Non-Waiver By Holder. Holder shall not be deemed to waive any of its rights unless such waiver be in writing and signed by holder. No delay or omission by holder in exercising any of its rights shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

          11E. Governing Law. This Note is executed and delivered in, and is intended to be performed in, the State of Georgia and shall be construed and enforced in accordance with the law of such State. Time limits and due dates for payment and performance under the Note and the Settlement Agreement are intended to be strictly adhered to.

     12.    Definitions.   For  the  purpose  of  this  Note,  the
following terms shall have the meanings specified with respect thereto below:

          "Affiliate" when used with respect to any Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Capital Expenditures" shall mean all expenditures (by the expenditure of cash or the incurrence of Debt) by Maker for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under generally accepted accounting principles.

          "Debt" shall mean and include without duplication:

               (i) any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money);

               (ii) any obligation payable more than one year from the date of creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (including capitalized lease obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation);

               (iii) indebtedness or any other obligation payable more than one year from the date of creation thereof which is secured by a lien on, or payable out of the proceeds of production from the property of, Maker whether or not the indebtedness or obligations secured thereby shall have been assumed by Maker;

               (iv) guaranties, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person;

               (v) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such a Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

               (vi) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered;

               (vii) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

               (viii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; and

               (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee;

all as determined in accordance with generally accepted accounting principles.

          "Person" shall include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Subsidiary" shall mean any corporation a majority of the total voting power of the voting stock of which shall, at the time as of which any determination is being made, be owned, directly or indirectly, by Maker or by one or more Subsidiaries of Maker.

          "Substantial Stockholder" shall mean each of (i) any Person owning, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of Maker (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power, or (ii) any Person related by blood, adoption or marriage to any Person or any officer, director or employee of any Person described or coming within the provisions of clause (i) of this paragraph.







     IN WITNESS WHEREOF, the undersigned has executed this Note by and through its duly authorized representative and caused its seal to be affixed hereon, as of the date, month and year first above written.


                              INAMED CORPORATION


                              By: ________________________________
                                     Name:
__________________________
                                       Title:
__________________________


(CORPORATE SEAL)


ATTEST:


_____________________________
Name: _______________________
Title:   _______________________


















                                                         Exhibit D

RELEASED PARTIES

BioDermis Corporation
BioDermis Ltd.
BioEnterics Corporation
BioEnterics Latin America
BioEnterics, Ltd.
Bioplexus Corporation
Bioplexus Ltd.
Lawrence Birnbaum
Chamfield Ltd.
CUI Corporation
   (f/k/a Cox-Uphoff International Corporation)
   (a/k/a Cox-Uphoff Corporation)
Jack Fisher
Flowmatrix Corporation
INAMED B.V.
INAMED B.V.B.A.
INAMED B.V.(R.O.R.)
INAMED Corporation
INAMED do Brasil LTDA
INAMED Development Company
INAMED GmbH
INAMED Japan
INAMED Ltd.
INAMED Medical Group
INAMED S.A.
INAMED S.A.R.L.
INAMED S.R.L.
Innovative Surgical Products, Inc.
Ron E. Iverson
G. Patrick Maxwell
Donald K. McGhan
McGhan Limited
McGhan Medical Asia/Pacific
McGhan Medical Corporation
McGhan Medical Mexico, S.A. de C.V.
Medisyn Technologies Corporation
Medisyn Technologies Ltd.
Silicone Engineering, Inc.
Scott L. Spear
Specialty Silicone Fabricators, Inc.
John B. Tebbetts
John L. Williams

Corporate "Released Parties" listed above include said Released Parties' respective parents, subsidiaries and affiliates, each of said entities' predecessors, successors and assigns (provided that 3M and MMC/3M, insofar as they may be considered predecessors of MMC, are expressly excluded from the definition of "Released Parties" herein), and each of said entities' current and former officers, directors, employees, agents and attorneys, acting in their capacities as such and/or in connection with INAMED or INAMED Breast Implants.

                                                     Exhibit 10.27

INAMED CORPORATION
3800 Howard Hughes Parkway
Suite 900
Las Vegas, Nevada  89109
(702) 791-3388
(702) 791-1922 Fax

April 2, 1998

Mr. James Bolin
Appaloosa Management L.P.
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078

Dear Jim:

Today the Company is entering into a formal settlement agreement with the Plaintiffs' Settlement Class Counsel (the "PSCC"), which provides for a limited fund mandatory class action settlement of the breast implant litigation. A copy of that agreement is attached.

The Convertible Subordinated Promissory Note, which appears as Exhibit C to the settlement agreement, includes as Section 7 a provision which was requested by the PSCC; namely, that subordination in right of payment of principal and interest to the Company's existing 11% senior secured debt and any new senior secured debt would terminate as of the 90th day after the Final Order becomes final and non-appealable. This provision does not impair the priority in the event of liquidation which the existing senior debt would hold with respect to the Subordinated Note.

In consideration for Appaloosa and its affiliates prospectively consenting to this provision with respect to the current indenture and to the contemplated future modification or refinancing of the Company's senior debt, the Company agrees to make the holders of the Company's 11% senior secured notes the Company's designee for the right to call the $3 million of Common Stock, which arises under Section IV.B.6 of the settlement agreement. The purpose of this letter is to confirm that consent and agreement.

Very truly yours,

INAMED CORPORATION



By:  /s/ Ilan K. Reich

Ilan K. Reich
Executive Vice President




Agreed and accepted as of
the date first written above

Appaloosa Management L.P.


By:  Appaloosa Partners, Inc.
     Its general partner


By: /s/ James E. Bolin

James E. Bolin
Vice President
                                                      Exhibit 99.1


INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (702) 791-3388

                  INAMED CORPORATION ANNOUNCES
          CLASS SETTLEMENT OF BREAST IMPLANT LITIGATION

LAS VEGAS, NEVADA - April 6, 1998 - INAMED Corporation (OTC Bulletin Board: IMDC) announced today that it has entered into an agreement for a mandatory non-opt-out class settlement of breast implant litigation against INAMED and its subsidiaries. The settlement, which is subject to Court approval, provides for INAMED to pay $31.5 million to settle all claims arising from breast implants which were implanted before June 1, 1993.

The settlement agreement will be filed shortly with Judge Sam C. Pointer, Jr. in the Federal District Court in Birmingham, Alabama for his consideration and approval. At the same time, the parties will request the Court to stay all litigation in federal and state courts against INAMED, its subsidiaries such as McGhan Medical Corporation and CUI Corporation, and certain related parties pending completion of the settlement.

Under the class settlement agreement, $31.5 million of consideration, consisting of $3 million of cash, $3 million of common stock and $25.5 million principal amount of a 6% subordinated note, will be deposited in an escrow account approximately 90 days after preliminary approval by the Court. The parties will then request the Court to authorize the mailing of a notice of the proposed settlement to all class members and schedule a fairness hearing, which would probably be held in the third quarter of 1998.

In the event the Court grants final approval of the settlement, the consideration held in the escrow account will then be released, once the Court's final order becomes non-appealable, to the court-appointed settlement office for distribution to the plaintiff class, and the $25.5 million subordinated note will mature and become payable in cash. However, this payment will not become due before April 30, 1999 or 90 days after the Court's final order becomes non-appealable, whichever is later. In the event the subordinated note is still outstanding on September 1, 1999, the interest rate will increase to 11%.

INAMED contemplates financing the cost of the proposed class settlement through a combination of new senior secured debt, the issuance of $3 million of common stock, and the application of approximately $15 million in proceeds to be received upon exercise of the warrants to purchase common stock which were issued for this general purpose in July 1997.

INAMED has discussed its financing plans with Appaloosa Management L.P. and its affiliates, who are jointly the largest holders of INAMED's 11% senior secured notes. Those entities have indicated their willingness to provide the new financing, subject to negotiation of satisfactory terms, covenants and legal documentation, including amendments to the existing indenture and a new maturity date for the existing senior debt.

INAMED plans to incur substantial charges against its 1997 results of operations to reflect the total costs of the class settlement and a proposed restructuring plan, which is now being prepared by the new management team. INAMED had previously reserved $9.5 million in connection with an earlier settlement plan for the breast implant litigation. It is anticipated that the new charges will aggregate more than $35 million. Further details will be available in INAMED's 1997 Form 10-K, which the Company anticipates filing by July 1, 1998.

Counsel for the proposed class under the settlement agreement consists of the following lawyers who represent numerous women that have filed claims: Ralph I. Knowles, Jr. and Leslie J.
Bryan of Doffermyre, Shields, Canfield, Knowles & Devine in Atlanta, Georgia; Elizabeth Cabraser of Lieff, Cabraser, Heimann & Bernstein in San Francisco, California; Dianna Pendleton of Blizzard & McCarthy in Houston, Texas; and Ernie Hornsby of Farmer Price Hornsby & Weatherford in Dothan, Alabama.

INAMED Corporation is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.
                                                      Exhibit 99.2


INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (702) 791-3388

                   INAMED CORPORATION REACHES
           A PROVISIONAL AGREEMENT WITH 3M CORPORATION

LAS VEGAS, NEVADA - April 16, 1998 - INAMED Corporation (OTC Bulletin Board: IMDC) announced today that it has entered into an agreement with Minnesota Mining & Manufacturing Corporation ("3M") to resolve certain indemnity claims by 3M arising from the 1984 sale of its plastic surgery business to McGhan Medical Corporation. This agreement requires INAMED to pay a sum to 3M and to assume certain limited indemnification obligations in the future.

The agreement with 3M Corporation, however, is subject to INAMED obtaining Court approval of a provisional class settlement of INAMED's breast implant litigation, which was announced last week. No payment to 3M will become due sooner than April 30, 1999 or 90 days after the Court's final order with respect to the class settlement becomes non-appealable, whichever is later.

The cost of this agreement with 3M Corporation is already incorporated in the anticipated $35 million charge against INAMED's 1997 results of operations, which was announced last week.

INAMED Corporation is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.